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                                                                    EXHIBIT 99.1


For further information please contact:

Manda Hunt
Corporate Communications Manager
Cypress Communications
Phone: (404) 442-0301


                  CYPRESS COMMUNICATIONS TO ACQUIRE WORLDCOM'S
                        SHARED TENANT SERVICE OPERATIONS

  Acquisition will greatly enhance Cypress Communications' ability to provide premium bundled telecommunications services to small and medium sized businesses nationwide.

         Atlanta, GA - June 3, 2002/ Cypress Communications, Inc., the wholly owned subsidiary of U.S. RealTel, Inc. (OTCBB:USRT), today announced that it has entered into a definitive agreement with WorldCom, Inc. (NASDAQ:WCOM, MCIT) to purchase the assets of Advanced Building Networks, WorldCom's shared tenant telecommunications services business, for $32 million dollars. These assets include all of Advanced Building Networks' customer contracts, as well as its in-building networks, associated building access rights, and the necessary employees to support these assets.

         The acquisition will expand Cypress Communications' national footprint from seven to 25 major metropolitan U.S. markets and will increase its customer base from 2,500 to 8,500 subscribed small and medium sized businesses.

         "Our successful acquisition of Advanced Building Networks will allow Cypress Communications to dramatically accelerate our business plan, both by increasing our customer base in our existing markets and by expanding our business into 18 new metropolitan markets. This is an important strategic transaction that will position Cypress Communications to achieve our goal of becoming the leading provider of building-centric, bundled telecommunications services to small and medium-sized businesses throughout the U.S.," said Charles
B. McNamee, Cypress Communications' Chief Executive Officer.

"The operational efficiencies that will result from combining Cypress Communications and Advanced Business Networks will allow us to quickly and efficiently integrate the companies without compromising the superior level of service we provide our customers - existing and new. We are very excited about the opportunity this presents us to expand our ability to provide premium communications service bundles to thousands of small and medium sized businesses nationwide," added Gregory P. McGraw, President and Chief Operating Officer.

In conjunction with this transaction, Cypress Communications entered into an agreement to purchase $40 million of network and collocation services from WorldCom over a three year period.

Advanced Building Networks came to WorldCom through the Company's acquisition of Intermedia Communications in 2001. It provides services to business customers in multi-tenant office buildings via a shared platform, including integration, handset rental as well as voice and Internet access.

The acquisition is expected to be completed by the end of second quarter 2002 pending regulatory reviews and certain closing conditions.
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ABOUT CYPRESS COMMUNICATIONS

Cypress Communications, Inc., a wholly owned subsidiary of U.S. RealTel, Inc. (OTCBB:USRT), is an in-building managed service provider of premium broadband communications services to businesses located in commercial office buildings throughout the United States. The company offers a fully integrated, customized communications package that typically includes high-speed, fiber-optic internet connectivity, e-mail services, Web hosting services, remote access connectivity, local and long distance voice services, feature rich digital telephone systems and digital satellite business television.

For more information, please visit our website at www.cypresscom.net.

SAFE HARBOR

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For certain information regarding these risks and uncertainties, reference is made to U.S. RealTel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.